                                                                     Exhibit 1.2

                            AAMES CAPITAL CORPORATION

                       Mortgage Pass-Through Certificates

                                PRICING AGREEMENT


                                                                December 8, 1997


Lehman Brothers Inc.,
  as Representative of the several Underwriters named in Schedule I hereto
        c/o    Lehman Brothers Inc.
               3 World Financial Center
               200 Vesey Street
               New York, New York 10285



Ladies and Gentlemen:

        Aames Capital Corporation (the "Company") proposes, subject to the terms and condition stated herein and the Underwriting Agreement, dated December 8, 1997 (the "Underwriting Agreement"), between the Company and Lehman Brothers Inc., as underwriter and as Representative (in such capacity, the "Representative" of the several underwriters named in Schedule I hereto (together with the Representative, the "Underwriters"), to issue and sell to the Underwriters the series of mortgage pass-through certificates specified in
Schedule II hereto (the "Certificates"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the Certificates. Each reference to Representative contained in the Underwriting Agreement shall be deemed to refer to the Representative named herein. Unless otherwise defined herein, terms in the Underwriting Agreement are used herein as therein defined.

        An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Certificates in the form heretofore delivered to you is now proposed to be filed or, in the case of a supplement, mailed for filing with the Commission.


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        Subject to the terms and conditions set forth herein and in the
Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, at the time and at the purchase price set forth in Schedule II hereto, the aggregate amount of each Class of Certificates set forth opposite the name of such Underwriter set forth in
Schedule I hereto plus, in the case of the Fixed Rate Class A, Class M-1F, Class M-2F, and Class B-1F Certificates, accrued interest at the applicable Pass-Through Rate from December 1, 1997.


                                      -2-


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        If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

                                 Very truly yours,

                                 AAMES CAPITAL CORPORATION


                                 By:  /s/ Mark E. Elbaum
                                    -------------------------------
                                 Name: Mark E. Elbaum
                                 Title: Senior Vice President - Finance


CONFIRMED AND ACCEPTED, as of the date first above written:

LEHMAN BROTHERS INC.


By:  /s/ Samir Tabet
   -------------------------------
      Name: Samir Tabet
      Title: Senior Vice President

           For itself and as
           Representative of the several
           Underwriters named in
           Schedule I hereto


                                      -3-


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                                   SCHEDULE I


                     Principal     Principal     Principal    Principal    Principal    Principal    Principal     Principal
                     Amount of     Amount of     Amount of    Amount of    Amount of    Amount of    Amount of     Amount of
                     Class A-1F    Class A-2F    Class A-3F   Class A-4F   Class A-5F   Class A-6F   Class M-1F    Class M-2F
Underwriter         Certificates  Certificates  Certificates Certificates Certificates Certificates Certificates  Certificates
-----------         -----------   -----------   -----------   ----------   ----------   ----------   ----------   ----------
Lehman Brothers     $18,596,000   $ 6,799,000   $ 8,810,000   $3,622,000   $3,903,000   $4,750,000   $3,300,000   $2,750,000
Inc.

Donaldson, Lufkin   $33,471,000   $12,238,000   $15,855,000   $6,517,000   $7,022,000   $8,550,000   $5,940,000   $4,950,000
& Jenrette
Securities
Corporation

Morgan Stanley &    $ 7,438,000   $ 2,720,000   $ 3,523,000   $1,448,000   $1,560,000   $1,900,000   $1,320,000   $1,100,000
Co. Incorporated

NationsBanc         $ 7,438,000   $ 2,720,000   $ 3,523,000   $1,448,000   $1,560,000   $1,900,000   $1,320,000   $1,100,000
Montgomery
Securities, Inc.

Prudential          $ 7,438,000   $ 2,720,000   $ 3,523,000   $1,448,000   $1,560,000   $1,900,000   $1,320,000   $1,100,000
Securities
Incorporated

                    Principal     Principal     Principal
                    Amount of     Amount of     Amount of
                    Class B-1F    Class A-1A    Class A-2A
Underwriter        Certificates  Certificates  Certificates
-----------         ----------   -----------   ------------
Lehman Brothers     $2,475,000   $37,800,000   $133,200,000
Inc.

Donaldson, Lufkin   $4,455,000   $21,000,000   $ 74,000,000
& Jenrette
Securities
Corporation

Morgan Stanley &    $  990,000   $ 8,400,000   $ 29,600,000
Co. Incorporated

NationsBanc         $  990,000   $ 8,400,000   $ 29,600,000
Montgomery
Securities, Inc.

Prudential          $  990,000   $ 8,400,000   $ 29,600,000
Securities
Incorporated


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
                                   SCHEDULE II


Registration Statement No. 333-21219
  Base Prospectus December 16, 1997
  Prospectus Supplement dated December 16, 1997
Mortgage Pass-Through Certificates, Series 1997-D

         Title of Certificates:                Class A-1F

                 Amount of Certificates:       $74,381,000

                 Pass-Through Rate:            6.155% for the initial Interest
                                               Period and for each subsequent
                                               Interest Period LIBOR +0.155%

                 Purchase Price Percentage:    100%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997

                 Denominations:                $1,000.00 and integral multiples
                                               of $1.00 in excess thereof.

         Title of Certificates:                Class A-2F

                 Amount of Certificates:       $27,197,000

                 Pass-Through Rate:            6.550%

                 Purchase Price Percentage:    99.984375%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997

                 Denominations:                $1,000.00 and integral multiples
                                               of $1.00 in excess thereof.

         Title of Certificates:                Class A-3F

                 Amount of Certificates:       $35,234,000

                 Pass-Through Rate:            6.590%

                 Purchase Price Percentage:    99.984375%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997


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                 Denominations:                $1,000.00 and integral multiples
                                               of $1.00 in excess thereof.

         Title of Certificates:                Class A-4F

                 Amount of Certificates:       $14,483,000

                 Pass-Through Rate:            6.800%

                 Purchase Price Percentage:    99.968750%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997

                 Denominations:                $1,000.00 and integral multiples
                                               of $1.00 in excess thereof.

         Title of Certificates:                Class A-5F

                 Amount of Certificates:       $15,605,000

                 Pass-Through Rate:            7.210%

                 Purchase Price Percentage:    99.968750%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997

                 Denominations:                $1,000.00 and integral multiples
                                               of $1.00 in excess thereof.

         Title of Certificates:                Class A-6F

                 Amount of Certificates:       $19,000,000

                 Pass-Through Rate:            6.740%

                 Purchase Price Percentage:    99.953125%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997

                 Denominations:                $1,000.00 and integral multiples
                                               of $1.00 in excess thereof.

         Title of Certificates:                Class M-1F


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                 Amount of Certificates:       $13,200,000

                 Pass-Through Rate:            7.170%

                 Purchase Price Percentage:    99.968751%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997

                 Denominations:                $25,000.00 and integral multiples
                                               of $1.00 in excess thereof.

         Title of Certificates:                Class M-2F

                 Amount of Certificates:       $11,000,000

                 Pass-Through Rate:            7.350%

                 Purchase Price Percentage:    99.984375%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997

                 Denominations:                $25,000.00 and integral multiples
                                               of $1.00 in excess thereof.

         Title of Certificates:                Class B-1F

                 Amount of Certificates:       $9,900,000

                 Pass-Through Rate:            7.640%

                 Purchase Price Percentage:    99.953125%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997

                 Denominations:                $25,000.00 and integral multiples
                                               of $1.00 in excess thereof.



         Title of Certificates:                Class A-1A

                 Amount of Certificates:       $84,000,000

                 Pass-Through Rate:            With respect to the first week of
                                               the initial


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                                               Interest Period and the related
                                               Distribution Date 5.88%;
                                               thereafter Fed Funds Average Rate
                                               +0.30%

                 Purchase Price Percentage:    100%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997

                 Denominations:                $1,000.00 and integral multiples
                                               of $1.00 in excess thereof.

                 Insurer: Financial Security
                 Assurance, Inc.

         Title of Certificates:                Class A-2A

                 Amount of Certificates:       $296,000,000

                 Pass-Through Rate:            With respect to the first week of
                                               the initial Interest Period and
                                               the related Distribution Date
                                               6.25%; thereafter LIBOR +0.25%

                 Purchase Price Percentage:    100%

                 Cut-off Date:                 December 1, 1997

                 Closing:                      December 19, 1997

                 Denominations:                $1,000.00 and integral multiples
                                               of $1.00 in excess thereof.

                 Insurer: Financial Security
                 Assurance, Inc.

Representative with respect to the Offered Certificates: Lehman Brothers Inc.

Location of Settlement: The offices of O'Melveny & Myers LLP, 400 S. Hope Street, Los Angeles, California


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